                                                                 Exhibit 4(a)(3)


================================================================================




                             SUPPLEMENTAL INDENTURE

                           DATED AS OF [           ]

                             _____________________


                       PUBLIC SERVICE COMPANY OF COLORADO

                                       TO

                            FIRST TRUST OF NEW YORK,
                             NATIONAL ASSOCIATION,

                                                                      AS TRUSTEE
                             _____________________


                   Creating an Issue of First Mortgage Bonds,
                            Collateral Series [___]

                             _____________________


         (Supplemental to Indenture dated as of December 1, 1939, as amended)



================================================================================

          SUPPLEMENTAL INDENTURE, dated as of [________________], between PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (the "Company"), party of the first part, and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association, as successor trustee (the "Trustee") to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), party of the second part.

          WHEREAS, the Company heretofore executed and delivered to the Trustee its Indenture, dated as of December 1, 1939 (the "Principal Indenture"), to secure its First Mortgage Bonds from time to time issued thereunder; and

          WHEREAS, the Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for certain purposes, including the creation of series of bonds, the subjection to the lien of the Principal Indenture of property acquired after the execution and delivery thereof, the amendment of certain provisions of the Principal Indenture and the appointment of the successor Trustee; and

          WHEREAS, the Principal Indenture as supplemented and amended by all Supplemental Indentures heretofore executed by the Company and the Trustee is hereinafter referred to as the "Indenture," and, unless the context requires otherwise, references herein to Articles and Sections of the Indenture shall be to Articles and Sections of the Principal Indenture as so amended; and

          WHEREAS, the Company proposes to create a new series of First Mortgage Bonds to be designated as First Mortgage Bonds, Collateral Series [____] (the "Collateral Series [____] Bonds"), to be issued and delivered [from time to time] to the trustee under the 1993 Mortgage (as hereinafter defined) as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities [constituting medium-term notes], all as hereinafter provided, and to vary in certain respects the covenants and provisions contained in Article V of the Indenture, to the extent that such covenants and provisions apply to the Collateral Series [____] Bonds; and

          WHEREAS, the Company, pursuant to the provisions of the Indenture, has, by appropriate corporate action, duly resolved and determined to execute this Supplemental Indenture for the purpose of providing for the creation of the Collateral Series [____] Bonds and of specifying the form, provisions and particulars thereof, as in the Indenture provided or permitted and of giving to the Collateral Series [____] Bonds the protection and security of the Indenture; and

          [WHEREAS, the Company has acquired the additional property hereinafter described, and the Company desires that such additional property so acquired be specifically subjected to the lien of the Indenture; and]

          WHEREAS, the Company represents that all acts and proceedings required by law and by the charter and by-laws of the Company, including all action requisite on the part of its shareholders, directors and officers, necessary to make the Collateral Series [____] Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Principal Indenture and all indentures supplemental thereto, including this Supplemental Indenture, valid, binding and legal instruments for the security of the bonds of all series, including the Collateral Series [____] Bonds, in accordance with the terms of such bonds and such instruments, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          That Public Service Company of Colorado, the Company named in the Indenture, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in pursuance of the direction and authority of the Board of Directors of the Company given at a meeting thereof duly called and held, and in order to create the Collateral Series [____] Bonds and to specify the form, terms and provisions thereof, [and to make definite and certain the lien of the Indenture upon the premises hereinafter described and to subject said premises directly to the lien of the Indenture,] and to secure the payment of the principal of and premium, if any, and interest, if any, on all bonds from time to time outstanding under the Indenture, including the Collateral Series [____] Bonds, according to the terms of said bonds, and to secure the performance and observance of all of the covenants and conditions contained in the Indenture, has executed and delivered this Supplemental Indenture [and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto First Trust of New York, National Association, as Trustee, and its successor or successors in the trust and its and their assigns forever, the property described in Schedule B hereto (which is described in such manner as to fall within and under the headings or parts or classifications set forth in the Granting Clauses of the Principal Indenture)];

          TO HAVE AND TO HOLD the same and all and singular the properties, rights, privileges and franchises described in the Principal Indenture and in the several Supplemental Indentures hereinabove referred to [and in this Supplemental Indenture] and owned by the Company on the date of the execution and delivery hereof (other than property of a character expressly excepted from the lien of the Indenture as therein set forth) unto the Trustee and its successor or successors and assigns forever;

          SUBJECT, HOWEVER, to permitted encumbrances as defined in the Indenture;

          IN TRUST, NEVERTHELESS, upon the terms and trusts set forth in the Indenture, for the equal and proportionate benefit and security of all present and future holders of the bonds and coupons issued and to be issued under the Indenture, including the Collateral Series [____] Bonds, without preference, priority or distinction as to lien (except as any sinking, amortization, improvement or other fund established in accordance with the provisions of the Indenture or any indenture supplemental thereto may afford additional security for the bonds of any particular series) of any of said bonds over any others thereof by reason of series, priority in the time of the issue or negotiation thereof, or otherwise howsoever, except as provided in Section 2 of Article IV of the Indenture.

                                     ARTICLE ONE

            CREATION AND DESCRIPTION OF THE COLLATERAL SERIES [____] BONDS

          SECTION 1. A new series of bonds to be issued [from time to time]* under and secured by the Indenture is hereby created, the bonds of such new
series to be designated First Mortgage Bonds, Collateral Series [        ].
The Collateral Series [         ] Bonds shall be limited to an aggregate
principal amount of [                             ]dollars ($[               ]
), excluding any Collateral Series [____] Bonds which may be authenticated and exchanged for or in lieu of or in substitution for or on transfer of other
Collateral Series [                 ] Bonds pursuant to any provisions of the
Indenture.  [The Collateral Series [               ] Bonds shall mature on
[                        ].] The Collateral Series [                ] Bonds
shall not bear interest [and each Collateral Series [            ] Bond shall
(a) be issued in such principal amount, (b) mature on such date not less than nine months nor more than thirty years from its Original Issue Date (as hereinafter defined), and (c) have such other terms and conditions as shall not be inconsistent with the provisions of the Indenture, all as shall be specified by the Company in a certificate, executed by the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company, delivered
to the Trustee relating to such Collateral Series [               ] Bond and
referring to this Supplemental Indenture (each such certificate being deemed to constitute a part of this Supplemental Indenture and being hereinafter sometimes called an "Issuance Certificate"), such specification by such an officer of the Company in an Issuance Certificate having been heretofore authorized in a resolution of the Board of Directors of the Company].*

          The principal of each Collateral Series [              ] Bond shall be
payable, upon presentation thereof, at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee (as hereinafter defined) is located, in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          The Collateral Series [                  ] Bonds shall be issued and
delivered [from time to time]* by the Company to First Trust of New York, National Association, as successor trustee under the Indenture, dated as of October 1, 1993, as supplemented (the "1993 Mortgage"), of the Company to such trustee (the "1993 Mortgage Trustee"), as the basis for the authentication and delivery under the 1993 Mortgage of a series of securities. As provided in the
1993 Mortgage, the Collateral Series [           ] Bonds will be registered in
the name of the 1993 Mortgage Trustee or its nominee and will be owned and held by the 1993 Mortgage Trustee, subject to the provisions of the 1993 Mortgage, for the benefit of the holders of all securities from time to time outstanding under the 1993 Mortgage, and the Company shall have no interest therein.

-----------------------
    * For medium-term notes.

          Any payment by the Company under the 1993 Mortgage of the principal of any securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee
of Collateral Series [           ] Bonds (other than by the application of the
proceeds of a payment in respect of such Collateral Series [____] Bonds) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such Collateral Series
[           ] Bonds which is then due.

          The Trustee may conclusively presume that the obligation of the
Company to pay the principal of any Collateral Series [           ] Bonds as the
same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1993 Mortgage Trustee, signed by an authorized officer thereof, stating that the principal of
specified Collateral Series [           ] Bonds has become due and payable and
has not been fully paid, and specifying the amount of funds required to make such payment.

          Each Collateral Series [____] Bond shall be dated as of the date of its authentication.

          The Collateral Series [           ]  Bonds shall be issued as fully
registered bonds only, in denominations of $1,000 and integral multiples thereof.

          The Collateral Series [           ] Bonds shall be registerable and
exchangeable at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, in the manner and upon the terms set forth in Section 5 of Article II of the Indenture;
provided, however, that the Collateral Series [           ] Bonds shall not be
transferable except to a successor trustee under the 1993 Mortgage. No service charge shall be made for any exchange or transfer of any Collateral Series
[           ] Bond.

          [If and to the extent necessary to eliminate any apparent inconsistency between any provision of this Supplemental Indenture and any
provision of the Indenture all Collateral Series [           ] Bonds having the
same Original Issue Date, Stated Maturity, interest rate, and other terms and conditions shall be deemed to be a separate series of bonds, and such Original Issue Date, Stated Maturity, interest rate, if any, and other terms and conditions shall be deemed to be a part of the designation of such series.

          As used herein, the term "Original Issue Date" shall mean, with
respect to any Collateral Series [           ] Bond, the date of authentication
and delivery hereunder of such Collateral Series [           ] Bond, or, in the
case of any particular Collateral Series [           ] Bond which has been
authenticated and delivered upon the registration of transfer or exchange of, or
in substitution for, another Collateral Series [           ] Bond, the date of
the original authentication and delivery hereunder of the first Collateral
Series [           ] Bond authenticated and delivered hereunder representing all or a portion of the same obligation as that evidenced by such particular
Collateral Series [           ] Bond; the term "Stated Maturity" shall mean,
with respect to any Collateral Series [           ] Bond, the date on which the
principal of such Collateral Series [           ] Bond is stated to be due and
payable (without regard to any provision for acceleration, redemption or similar provisions); and the term "Maturity" shall mean, with respect to any

Collateral Series [           ] Bond, the date on which the principal of such
Collateral Series [           ] Bond becomes due and payable, whether at
Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.]*

          SECTION 2.  The text of the Collateral Series [           ] Bonds
shall be substantially in the form attached hereto as Exhibit A.

          SECTION 3.  The Collateral Series [           ] Bonds may be executed
by the Company and delivered to the Trustee and, upon compliance with all applicable provisions and requirements of the Indenture in respect thereof, shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Supplemental Indenture)[, from time to time,]* in accordance with the written order or orders of the Company.


                                  ARTICLE TWO

            REDEMPTION OF THE COLLATERAL SERIES [           ] BONDS

          SECTION 1.  Each Collateral Series [           ] Bond shall be
redeemable at the option of the Company in whole at any time, or in part from time to time, prior to maturity, at a redemption price equal to 100% of the principal amount thereof to be redeemed.

          SECTION 2.  The provisions of Sections 3, 4, 5, 6 and 7 of Article V
of the Indenture shall be applicable to the Collateral Series [           ]
Bonds, except that (a) no publication of notice of redemption of the Collateral
Series [           ] Bonds shall be required and (b) if less than all the
Collateral Series [           ] Bonds are to be redeemed, the Collateral Series
[           ] Bonds to be redeemed shall be selected from the maturities, and in the principal amounts, designated to the Trustee by the Company, and except as such provisions may otherwise be inconsistent with the provisions of this Article Two.

          SECTION 3.  The holder of each and every Collateral Series
[           ] Bond issued hereunder hereby agrees to accept payment thereof prior to maturity on the terms and conditions provided for in this Article Two.


                                 ARTICLE THREE

                        ACKNOWLEDGMENT OF RIGHT TO VOTE
                           OR CONSENT WITH RESPECT TO
                        CERTAIN AMENDMENTS TO INDENTURE

          The Company hereby acknowledges the right of the holders of the
Collateral Series [           ] Bonds to vote or consent with respect to any or
all of the modifications to the

----------------------
    *   For medium-term notes.

Indenture referred to in Article Three of the Supplemental Indenture, dated as of March 1, 1980, irrespective of the fact that the Bonds of the Second 1987 Series are no longer outstanding; PROVIDED, HOWEVER, that such acknowledgment shall not impair (a) the right of the Company to make such modifications without the consent or other action of the holders of the Bonds of the 2020 Series or the bonds of any other series subsequently created under the Indenture with respect to which the Company has expressly reserved such right or (b) the right of the Company to reserve the right to make such modifications without the consent or other action of the holders of bonds of one or more, or any or all, series created subsequent to the creation of the
Collateral Series [           ] Bonds.

                                  ARTICLE FOUR

                                  THE TRUSTEE

          The Trustee accepts the trusts created by this Supplemental Indenture upon the terms and conditions set forth in the Indenture and this Supplemental Indenture. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee. Each and every term and condition contained in
Article XII of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.


                                  ARTICLE FIVE

                            MISCELLANEOUS PROVISIONS

          SECTION 1. Subject to the variations contained in Article Two of this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Principal Indenture, this Supplemental Indenture and all other indentures supplemental to the Principal Indenture shall be read, taken and construed as one and the same instrument. Neither the execution of this Supplemental Indenture nor anything herein contained shall be construed to impair the lien of the Indenture on any of the properties subject thereto, and such lien shall remain in full force and effect as security for all bonds now outstanding or hereafter issued under the Indenture.

          All covenants and provisions of the Indenture shall continue in full force and effect and this Supplemental Indenture shall form part of the Indenture.

          SECTION 2. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Supplemental Indenture, shall not be a Business Day (as defined in the 1993 Mortgage), such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Supplemental Indenture.

          SECTION 3. The terms defined in the Indenture shall, for all purposes of this Supplemental Indenture, have the meaning specified in the Indenture except as set forth in Section 4 of this Article or otherwise set forth in this Supplemental Indenture or unless the context clearly indicates some other meaning to be intended.

          SECTION 4. Any term defined in Section 303 of the Trust Indenture Act of 1939, as amended, and not otherwise defined in the Indenture shall, with
respect to this Supplemental Indenture and the Collateral Series [           ]
Bonds, have the meaning assigned to such term in Section 303 as in force on the date of the execution of this Supplemental Indenture.

          SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and all of said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, Public Service Company of Colorado, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed by its President or any Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary for and in its behalf; and First Trust of New York, National Association, the party hereto of the second part, in evidence of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and its corporate seal to be affixed by one of its Vice Presidents and attested by one of its Assistant Secretaries, for and in its behalf, all as of the day and year first above written.

                                   PUBLIC SERVICE COMPANY OF
                                      COLORADO


                                   By:______________________________________
                                      [Name]
                                      {Vice} President

ATTEST:_______________________
       [Name]
       {Assistant} Secretary

                                   FIRST TRUST OF NEW YORK,
                                      NATIONAL ASSOCIATION,
                                             AS TRUSTEE


                                   By:______________________________________
                                      [Name]
                                      {Vice} President

ATTEST:_______________________
       [Name]
       {Assistant} Secretary

STATE OF COLORADO             )
                              )    ss.:
CITY AND COUNTY OF DENVER     )


          On this ____ day of ______________, before me, _____________________, a duly authorized Notary Public in and for said City and County in the State aforesaid, personally appeared ___________________ and ________________, to me known to be a ______________ and a ______________, respectively, of PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado, one of the corporations that executed the within and foregoing instrument; and the said _______________ and _______________, severally, acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                        _____________________________________
                                        Notary Public

STATE OF NEW YORK             )
                              )    ss.:
CITY AND COUNTY OF NEW YORK   )


          On this _______ day of ___, before me, _____________, a duly authorized Notary Public in and for said City and County in the State aforesaid, personally appeared _______________ and ______________, to me known to be a Vice President and an Assistant Secretary, respectively, of FIRST TRUST OF NEW YORK, National Association, a national banking association, one of the corporations that executed the within and foregoing instrument; and the said ___________________ and ___________________, severally, acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                        _____________________________________
                                        Notary Public

                                                                  EXHIBIT A


                     FORM OF COLLATERAL SERIES [           ] BOND

          This bond is not transferable except to a successor trustee under the Indenture, dated as of October 1, 1993, as supplemented, between Public Service Company of Colorado and First Trust of New York, National
Association, as successor trustee thereunder.

                          PUBLIC SERVICE COMPANY OF COLORADO

                                 FIRST MORTGAGE BOND,

                             COLLATERAL SERIES [       ]

                                  [DUE {         }]

REGISTERED                                              REGISTERED

No....................                                  $.....................


                             [Original Issue Date:
                                Stated Maturity:]*

          FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF COLORADO, a corporation organized and existing under the laws of the State of Colorado (hereinafter sometimes called the "Company"), promises to pay to First Trust of New York, National Association, as successor trustee (the "1993 Mortgage Trustee") under the Indenture, dated as of October 1, 1993 (the "1993 Mortgage"), of the Company, or registered assigns,

Dollars on [          ] [the Stated Maturity specified above]* (unless this
bond shall then be deemed to have been paid in accordance with the provisions of the Indenture referred to below) at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located. This bond shall not bear interest. The principal of this bond shall be payable in any coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

          Any payment by the Company under the 1993 Mortgage of the principal of securities which shall have been authenticated and delivered under the 1993 Mortgage on the basis of the issuance and delivery to the 1993 Mortgage Trustee of this bond (the "1993 Mortgage Securities") (other than by the application of the proceeds of a payment in respect of
-------------------------------
    *   For medium-term notes only.

this bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of this bond which is then due.

          This bond is one of an issue of bonds of the Company, issued and to be issued in one or more series under and equally and ratably secured (except as any sinking, amortization, improvement or other fund, established in accordance with the provisions of the indenture hereinafter mentioned, may afford additional security for the bonds of any particular series) by a certain indenture, dated as of December 1, 1939, made by the Company to First Trust of New York, National Association as successor trustee (hereinafter called the "Trustee") to Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York), as amended and supplemented by several indentures supplemental thereto, including the Supplemental Indenture dated
as of [                      ] (said Indenture as amended and supplemented by
said indentures supplemental thereto being hereinafter called the "Indenture"), to which Indenture reference is hereby made for a description of the property mortgaged, the nature and extent of the security, the rights and limitations of rights of the Company, the Trustee, and the holders of said bonds, under the Indenture, and the terms and conditions upon which said bonds are secured, to all of the provisions of which Indenture and of all indentures supplemental thereto in respect of such security, including the provisions of the Indenture permitting the issue of bonds of any series for property which, under the restrictions and limitations therein specified, may be subject to liens prior to the lien of the Indenture, the holder, by accepting this bond, assents. To the extent permitted by and as provided in the Indenture, the rights and obligations of the Company and of the holders of said bonds (including those pertaining to any sinking or other fund) may be changed and modified, with the consent of the Company, by the holders of at least 75% in aggregate principal amount of the bonds then outstanding (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Indenture); PROVIDED, HOWEVER, that without the consent of the holder hereof no such modification or alteration shall be made which will extend the time of payment of the principal of this bond or reduce the principal amount hereof or effect any other modification of the terms of payment of such principal or will reduce the percentage of bonds required for the aforesaid actions under the Indenture. The Company has reserved the right to amend the Indenture without any consent or other action by holders of any series of bonds created after October 31, 1975 (including this series) so as to change 75% in the foregoing sentence to 60% and to change certain procedures relating to bondholders' meetings. This bond is one of a series of bonds designated as the First Mortgage Bonds, Collateral Series
[          ], of the Company.

          This bond shall be redeemable at the option of the Company in whole at any time, or in part from time to time, prior to [maturity]
[the Stated Maturity specified above], at a redemption price equal to 100% of the principal amount thereof to be redeemed.

          The principal of this bond may be declared or may become due before the [maturity] [the Stated Maturity specified above]*, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an event of default as therein provided.
-------------------------------
    *   For medium-term notes only.

          This bond is not transferable except to a successor trustee under the 1993 Mortgage, any such transfer to be made at the office or agency of the Company in the city in which the principal corporate trust office of the 1993 Mortgage Trustee is located, upon surrender and cancellation of this bond, and thereupon a new bond of this series of a like principal amount
[and having the same Original Issue Date, Stated Maturity and other terms and conditions,]* will be issued to the transferee in exchange therefor, as provided in the Indenture. The Company, the Trustee, any paying agent and any registrar may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes. This bond, alone or with other bonds of this series, may in like manner be exchanged at such office or agency for one or more new bonds of this series of the same aggregate principal amount, [and having the same Original Issue Date, Stated Maturity, and other terms and conditions,]* all as provided in the Indenture. No service charge shall be made to any holder of any bond of this series for any exchange or transfer of bonds.

          No recourse under or upon any covenant or obligation of the Indenture, or of any bonds thereby secured, or for any claim based thereon, or otherwise in any manner in respect thereof, shall be had against any incorporator, subscriber to the capital stock, shareholder, officer or director, as such, of the Company, whether former, present or future, either directly, or indirectly through the Company or the Trustee, by the enforcement of any subscription to capital stock, assessment or otherwise, or by any legal or equitable proceeding by virtue of any statute or otherwise (including, without limiting the generality of the foregoing, any proceeding to enforce any claimed liability of shareholders of the Company based upon any theory of disregarding the corporate entity of the Company or upon any theory that the Company was acting as the agent or instrumentality of the shareholders), any and all such liability of incorporators, shareholders, subscribers, officers and directors, as such, being released by the holder hereof, by the acceptance of this bond, and being likewise waived and released by the terms of the Indenture under which this bond is issued.

          This bond shall not be valid or become obligatory for any purpose until the certificate of authentication endorsed hereon shall have been signed by First Trust of New York, National Association, or its successor, as Trustee under the Indenture.

          IN WITNESS WHEREOF, Public Service Company of Colorado has caused this bond to be signed in its name by the facsimile signature of an Executive Vice President and its corporate seal to be imprinted hereon and attested by the facsimile signature of its Secretary.

Dated:                             PUBLIC SERVICE COMPANY OF
                                     COLORADO


                                   By:
                                      --------------------------
                                       Executive Vice President

ATTEST:
       -----------------------
               Secretary

                            CERTIFICATE OF AUTHENTICATION

          This is one of the securities of the series designated therein referred to in the within mentioned Supplemental Indenture.

Dated:                                  FIRST TRUST OF NEW YORK, NATIONAL
                                        ASSOCIATION,
                                         AS TRUSTEE


                                   By:
                                      ----------------------------
                                          Authorized Officer

                                                                   SCHEDULE A


                               SUPPLEMENTAL INDENTURES


       Date of                                       Principal      Principal
    Supplemental                                       Amount         Amount
      Indenture             Series of Bonds            Issued      Outstanding
 -----------------          ----------------         ----------    -----------

 March 14, 1941                  None                    --             --
 May 14, 1941                    None                    --             --
 April 28, 1942                  None                    --             --
 April 14, 1943                  None                    --             --
 April 27, 1944                  None                    --             --
 April 18, 1945                  None                    --             --
 April 23, 1946                  None                    --             --
 April 9, 1947                   None                    --             --
 June 1, 1947*          2-7/8%  Series due 1977     $40,000,000        None
 April 1, 1948                   None                    --             --
 May 20, 1948                    None                    --             --
 October 1, 1948        3-1/8% Series due 1978       10,000,000        None
 April 20, 1949                  None                    --             --
 April 24, 1950                  None                    --             --
 April 18, 1951                  None                    --             --
 October 1, 1951        3-1/4% Series due 1981       15,000,000        None
 April 21, 1952                  None                    --             --
 December 1, 1952                None                    --             --
 April 15, 1953                  None                    --             --
 April 19, 1954                  None                    --             --
 October 1, 1954*       3-1/8% Series due 1984       20,000,000        None
 April 18, 1955                  None                    --             --



       Date of                                       Principal      Principal
    Supplemental                                       Amount         Amount
      Indenture             Series of Bonds            Issued      Outstanding
 -----------------          ----------------         ----------    -----------

 April 24, 1956                  None                    --             --
 May 1, 1957*           4-3/8% Series due 1987       30,000,000        None
 April 10, 1958                  None                    --             --
 May 1, 1959            4-5/8% Series due 1989       20,000,000        None
 April 18, 1960                  None                    --             --
 April 19, 1961                  None                    --             --
 October 1, 1961        4-1/2% Series due 1991       30,000,000        None
 March 1, 1962          4-5/8% Series due 1992       8,800,000         None
 June 1, 1964           4-1/2% Series due 1994       35,000,000        None
 May 1, 1966            5-3/8% Series due 1996       35,000,000        None
 July 1, 1967*          5-7/8% Series due 1997       35,000,000        None
 July 1, 1968*          6-3/4% Series due 1998       25,000,000     25,000,000
 April 25, 1969                  None                    --             --
 April 21, 1970                  None                    --             --
 September 1, 1970      8-3/4% Series due 2000       35,000,000        None
 February 1, 1971       7-1/4% Series due 2001       40,000,000        None
 August 1, 1972         7-1/2% Series due 2002       50,000,000        None
 June 1, 1973           7-5/8% Series due 2003       50,000,000        None
 March 1, 1974        Pollution Control Series A     24,000,000     22,000,000
 December 1, 1974     Pollution Control Series B     50,000,000        None
 October 1, 1975        9-3/8% Series due 2005       50,000,000        None
 April 28, 1976                  None                    --             --
 April 28, 1977                  None                    --             --
 November 1, 1977*      8-1/4% Series due 2007       50,000,000        None
 April 28, 1978                  None                    --             --
 October 1, 1978        9-1/4% Series due 2008       50,000,000        None


       Date of                                       Principal      Principal
    Supplemental                                       Amount         Amount
      Indenture             Series of Bonds            Issued      Outstanding
 -----------------          ----------------         ----------    -----------

 October 1, 1979*     Pollution Control Series C     50,000,000        None
 March 1, 1980*           15% Series due 1987        50,000,000        None
 April 28, 1981                  None                    --             --
 November 1, 1981*    Pollution Control Series D     27,380,000        None
 December 1, 1981*      16-1/4% Series due 2011      50,000,000        None
 April 29, 1982                  None                    --             --
 May 1, 1983*         Pollution Control Series E     42,000,000        None
 April 30, 1984                  None                    --             --
 March 1, 1985*           13% Series due 2015        50,000,000        None
 November 1, 1986*    Pollution Control Series F     27,250,000     27,250,000
 May 1, 1987*            8.95% Series due 1992       75,000,000        None
 July 1, 1990*          9-7/8% Series due 2020       75,000,000     75,000,000
 December 1, 1990*    Secured Medium-Term Notes,   191,500,000**    73,500,000
                               Series A
 March 1, 1992*       8-1/8% Series due 2004 and    100,000,000    100,000,000
                        8-3/4% Series due 2022      150,000,000    150,000,000
 April 1, 1993*       Pollution Control Series G     79,500,000     79,500,000
 June 1, 1993*        Pollution Control Series H     50,000,000     50,000,000
 November 1, 1993*        Collateral Series A       134,500,000    134,500,000
 January 1, 1994*    Collateral Series B due 2001   102,667,000    102,667,000
                     Collateral Series B due 2024   110,000,000    110,000,000
 September 2, 1994     (appointment of successor        None           None
                               trustee)
 May 1, 1996*        Collateral Series C due 2006   125,000,000    125,000,000
 November 1, 1996*      Collateral Series D due     250,000,000    250,000,000
                       from 9 months to 30 years
                          from date of issue



       Date of                                       Principal      Principal
    Supplemental                                       Amount         Amount
      Indenture             Series of Bonds            Issued      Outstanding
 -----------------          ----------------         ----------    -----------

 February 1, 1997*      Collateral Series E due     150,000,000    100,000,000
                       from 9 months to 30 years
                          from date of issue

-------------------------------
*     Contains amendatory provisions
**   $200,000,000 authorized

                                                             SCHEDULE B

                                 PROPERTY DESCRIPTION









                                      II-1